Exhibit 99.1

Aruba Networks Reports Fiscal Second Quarter 2014 Financial Results

Record Revenue of $176.4 Million Grew 10 Percent Sequentially

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 20, 2014--Aruba Networks, Inc. (NASDAQ:ARUN) today released financial results for its second quarter of fiscal year 2014 ended January 31, 2014.

Record revenue of $176.4 million grew 14 percent from the $155.4 million reported in Q2’13. GAAP net loss for Q2’14 was $10.7 million, a loss of $0.10 per share, compared with GAAP net income of $5.0 million, or $0.04 per diluted share, in Q2’13.

Non-GAAP net income for Q2’14 was $21.4 million, or $0.18 per diluted share, compared with non-GAAP net income of $27.3 million, or $0.22 per diluted share, in Q2’13. A reconciliation between GAAP and non-GAAP information is contained in the tables below and can also be found in the supplementary tables located in the investor section of the company’s website at www.arubanetworks.com.

“Our revenue achievement marked another record quarter,” said Dominic Orr, Aruba’s president and chief executive officer. “We saw strong sales execution across our 802.11ac and Instant solutions, and our ClearPass Access Management System had a standout quarter. We secured two new Fortune 100 ClearPass customers and in addition, Gartner validated our leadership position in the Network Access Control market by positioning Aruba as a leader in the 2013 Network Access Control Magic Quadrant. We are executing well against our growth plan and are confident in the trajectory of our business.”

Commenting on the company’s financial results, Michael Galvin, Aruba’s chief financial officer, added, “I am pleased with our financial results in the quarter. We delivered strong top line growth and continued to improve our non-GAAP operating margin performance. We were very active in our buyback program during the quarter, purchasing 4.7 million shares for a total repurchase of $80 million. Our balance sheet remains strong with over $278 million in cash and short-term investments and no debt.”

Recent Highlights

  Selected as a 2013 CDW Partner of the Year demonstrating further progress and penetration with CDW. The Company was honored amongst other top-performing CDW partners that have provided exemplary products, programs and support to CDW and its customers.
  Included in the leaders quadrant of Gartner Inc.’s latest “Magic Quadrant for Network Access Control” report for the first time. In its report, Gartner noted that this year’s “Magic Quadrant for Network Access Control” was impacted by the substantial influence of the Bring-Your-Own-Device (BYOD) trend on the Network Access Control (NAC) market.
  Launched its comprehensive #GenMobile campaign centered on a recently commissioned report that explores a new breed of employee that is changing the concept of a workplace. The results of this report, which summarize the findings from over 5,000 respondents, shows the growing demands of employees for being able to work remotely, the increasing desire for non-traditional work hours, and the need for pervasive WiFi to support mobile devices. The campaign focuses on key initiatives IT can embrace to help businesses and organizations attract and retain this critical, expanding segment of the workforce.

Conference Call Information

Aruba will host a conference call for analysts and investors to discuss its second quarter of fiscal year 2014 results today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Open to the public, investors may access the call by dialing +1-844-629-1593. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for at least 90 days. To hear an audio replay of the call, parties in the United States and Canada should call +1-855-859-2056 and enter passcode 87544377. International parties can access the replay by calling +1-404-537-3406 and should enter passcode 87544377.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the trajectory of our business. These forward-looking statements involve risks and uncertainties, as well as assumptions, which if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) business, economic and competitive conditions and growth trends in the wireless networking industry, our vertical markets and various geographic regions; (2) changes in overall information technology spending, particularly in emerging growth regions; (3) our sales leadership transition; and (4) those risks and uncertainties included under the captions “Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission ,or SEC, on September 24, 2013 and December 5, 2013, respectively, and available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based compensation expenses and related payroll taxes, amortization expense of acquired intangible assets and other acquisition-related expense, and the change in the valuation of the contingent rights liability. In addition, Aruba provides for non-GAAP income tax expense by applying generally accepted accounting principles to non-GAAP income, including direct and indirect tax effects of the pre-tax non-GAAP adjustments described above, excluding tax related to the internal transfer of intellectual property, and accounting for non-GAAP taxes according to the annual method compared to accounting for GAAP taxes according to the discrete method. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based compensation expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to compare these results with those of other companies, as well as provides management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition-related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based compensation expense and related payroll taxes, that are recurring. Stock-based compensation expense and related payroll taxes have been and will continue to be, for the foreseeable future, a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impact their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables, as well as the supplementary materials located in the IR section of the Aruba web site, provide reconciliations between these financial measures and their most directly comparable GAAP equivalents.

About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks dramatically improves productivity and lowers capital and operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook.

© 2014 Aruba Networks, Inc. Aruba Networks’ trademarks include Aruba Networks®, Aruba The Mobile Edge Company® (stylized), Aruba Mobility Management System®, People Move Networks Must Follow®, Mobile Edge Architecture®, RFProtect®, Green Island®, ETips®, ClientMatchTM, Virtual Intranet AccessTM, ClearPass Access Management SystemsTM, Aruba InstantTM, ArubaOSTM, xSecTM, ServiceEdgeTM, Aruba ClearPass Access Management SystemTM, AirmeshTM, AirWaveTM, Aruba CentralTM, and “ARUBA@WORKTM. All rights reserved. All other trademarks are the property of their respective owners.

Aruba Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31,	July 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$110,562	$144,919
Short-term investments	167,689	269,882
Accounts receivable, net	82,152	93,191
Inventory, net	37,409	28,895
Deferred cost of revenue	16,726	12,657
Prepaids and other current assets	18,869	20,090
Deferred income tax assets, current	22,693	29,076
Total current assets	456,100	598,710
Property and equipment, net	27,432	27,536
Goodwill	67,242	67,242
Intangible assets, net	22,189	26,937
Deferred income tax assets, non-current	20,152	19,788
Other non-current assets	8,588	6,530
Total non-current assets	145,603	148,033
Total assets	$601,703	$746,743

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$89,969	$119,523
Income taxes payable, current	869	662
Deferred revenue, current	132,953	109,765
Total current liabilities	223,791	229,950
Deferred revenue, non-current	42,418	31,578
Other non-current liabilities	10,745	8,990
Total non-current liabilities	53,163	40,568
Total liabilities	276,954	270,518
Stockholders' equity
Common stock	11	11
Additional paid-in capital	490,067	623,155
Accumulated other comprehensive loss	(1,400)	(1,540)
Accumulated deficit	(163,929)	(145,401)
Total stockholders' equity	324,749	476,225
Total liabilities and stockholders' equity	$601,703	$746,743

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013

Revenue
Product	$141,755	$130,901	$272,586	$250,123
Professional services and support	34,601	24,461	64,697	49,721
Total revenue	176,356	155,362	337,283	299,844
Cost of revenue
Product	43,303	37,665	83,421	73,826
Professional services and support	10,050	6,991	18,483	12,948
Total cost of revenue	53,353	44,656	101,904	86,774
Gross profit	123,003	110,706	235,379	213,070
Operating expenses
Research and development	42,585	34,688	83,030	66,651
Sales and marketing	69,569	57,398	132,613	111,317
General and administrative	14,468	12,399	28,983	24,350
Total operating expenses	126,622	104,485	244,626	202,318
Operating income (loss)	(3,619)	6,221	(9,247)	10,752
Other income, net
Interest income	217	293	478	609
Other income (expense), net	(80)	978	190	1,254
Total other income, net	137	1,271	668	1,863
Income (loss) before income taxes	(3,482)	7,492	(8,579)	12,615
Provision for income taxes	7,219	2,502	9,949	8,451
Net income (loss)	$(10,701)	$4,990	$(18,528)	$4,164
Shares used in computing net income (loss) per common share, basic	107,153	112,584	109,608	112,280
Net income (loss) per common share, basic	$(0.10)	$0.04	$(0.17)	$0.04
Shares used in computing net income (loss) per common share, diluted	107,153	123,270	109,608	122,953
Net income (loss) per common share, diluted	$(0.10)	$0.04	$(0.17)	$0.03

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013
GAAP net income (loss)	$(10,701)	$4,990	$(18,528)	$4,164
Plus:
a) Stock-based compensation expense	28,744	25,033	56,163	47,595
b) Payroll taxes on stock-based compensation expense	902	683	1,590	1,319
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	3,393	2,635	6,999	5,299
d) Change in valuation of contingent rights liability	-	(1,264)	-	(1,665)
e) Non-GAAP income tax effects	(985)	(4,734)	(6,004)	(7,281)
Non-GAAP net income	$21,353	$27,343	$40,220	$49,431

GAAP net income (loss) per common share	$(0.10)	$0.04	$(0.17)	$0.03

Plus:
a) Stock-based compensation expense	0.25	0.20	0.47	0.39
b) Payroll taxes on stock-based compensation expense	0.01	0.01	0.01	0.01
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	0.03	0.02	0.06	0.04
d) Change in valuation of contingent rights liability	-	(0.01)	-	(0.01)
e) Non-GAAP income tax effects	(0.01)	(0.04)	(0.05)	(0.06)
Non-GAAP net income per common share (*)	$0.18	$0.22	$0.34	$0.40
Shares used in computing diluted GAAP net income (loss) per common share	107,153	123,270	109,608	122,953
Shares used in computing diluted non-GAAP net income per common share	116,346	123,270	118,953	122,953

(*) The sum of the EPS impacts may not total to Non-GAAP net income per common share due to different share counts used in calculating GAAP income (loss) per common share and Non-GAAP income per common share. The GAAP income (loss) per common share calculation may use a lower share count as it may exclude potentially dilutive shares which are included in calculating non-GAAP income per common share.

Aruba Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	January 31, 2014	January 31, 2013

Cash flows from operating activities
Net income (loss)	$(18,528)	$4,164
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,250	10,859
Provision for doubtful accounts	(173)	183
Write downs for excess and obsolete inventory	2,937	3,214
Stock-based compensation expense	56,163	47,595
Accretion of purchase discounts on short-term investments	1,129	535
Loss on disposal of fixed assets	232	-
Change in carrying value of contingent rights liability	-	(1,665)
Deferred income taxes	3,979	(1,056)
Excess tax benefit associated with stock-based compensation	(721)	(1,990)
Changes in operating assets and liabilities:
Accounts receivable	11,212	9,877
Inventory	(11,451)	(12,021)
Prepaids and other current assets	2,373	(272)
Deferred cost of revenue	(4,069)	1,078
Other non-current assets	(2,058)	2,376
Accounts payable and other current and non-current liabilities	(36,284)	(55)
Deferred revenue	34,028	15,134
Income taxes payable	1,584	4,633
Net cash provided by operating activities	54,603	82,589

Cash flows from investing activities
Purchases of short-term investments	(87,119)	(124,012)
Proceeds from sales of short-term investments	89,240	50,502
Proceeds from maturities of short-term investments	99,083	60,098
Purchases of property and equipment	(7,854)	(10,807)
Investments in privately-held companies	-	(1,500)
Net cash provided by (used in) investing activities	93,350	(25,719)

Cash flows from financing activities
Proceeds from issuance of common stock	10,473	15,648
Repurchases of common stock under stock repurchase program	(193,504)	(30,511)
Excess tax benefit associated with stock-based compensation	721	1,990
Net cash used in financing activities	(182,310)	(12,873)
Effect of exchange rate changes on cash and cash equivalents	-	19
Net increase (decrease) in cash and cash equivalents	(34,357)	44,016
Cash and cash equivalents, beginning of period	144,919	133,629
Cash and cash equivalents, end of period	$110,562	$177,645
Supplemental disclosure of cash flow information:
Income taxes paid	$3,046	$2,134

Non-cash investing and financing activities:
Unpaid purchases of property and equipment, end of period	$891	$-

CONTACT:
Aruba Networks, Inc.
Tonya Chin, 408-598-4924
Senior Director, Investor Relations
tchin@arubanetworks.com